Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Interactive Strength Inc.

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common stock, par value $0.0001 per share, issuable upon conversion of convertible notes	457(c	)	5,635,690	(1)(2)	$3.35	(3)	$18,879,561.50	0.00013810	$2,607.27
Fees previously Paid	Equity	Common stock, par value $0.0001 per share, issuable upon conversion of convertible notes	457(c)		7,343,179		$6.15		$45,160,550.85	0.00015310	$6,914.08
	Total Offering Amounts								$64,040,112.35	0.00015310	$9,521.35
	Total Fees Previously Paid										$6,914.08
	Total Fee Offsets										$0.00
	Net Fee Due										$2,607.27

(1) This registration statement registers the resale by the selling stockholders of up to 12,978,869 shares of common stock issuable upon the conversion of senior secured convertible notes.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional number of shares of common stock issuable upon stock splits, stock dividends, or other distribution, recapitalization or similar events with respect to the shares of common stock being registered pursuant to this registration statement.

(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sales price of the Common Stock as reported on the Nasdaq Capital Market on September 30, 2025, which date is a date within five business days of the filing of the registration statement for the registration of the securities listed in the table above.